UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 22, 2014
FIRST BUSINESS FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Charmany Drive Madison, Wisconsin (Address of principal executive offices)	53719 (Zip code)
(608) 238-8008
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On May 22, 2014, First Business Financial Services, Inc. (“First Business”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Aslin Group, Inc., a Delaware corporation (“Aslin Group”), and AGI Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of First Business (the “Merger Sub”).
The Merger Agreement contemplates that the Merger Sub will be merged with and into Aslin Group (the “Merger”), with Aslin Group continuing as the surviving corporation of the Merger, and each outstanding share of common stock of Aslin Group (other than shares held in the treasury of Aslin Group, owned by First Business or any subsidiary of First Business, or subject to validly exercised appraisal rights) will cease to be outstanding and will be converted into the right to receive a combination of shares of common stock of First Business and cash, as described in more detail below. Immediately following the Merger, Aslin Group will be merged with and into First Business in a second merger, with First Business continuing as the surviving corporation. The Merger and the second merger are together referred to as the “Mergers.”
Under the terms of the Merger Agreement, stockholders of Aslin Group will receive, in the aggregate, approximately $16.6 million of First Business common stock plus approximately $13.5 million in cash. The number of shares of First Business common stock to be issued to Aslin Group stockholders will be determined based on the volume-weighted average closing price of First Business common stock on The NASDAQ Global Select Market (“NASDAQ”) according to the Bloomberg VWAP Price and Volume Dashboard during the 10 consecutive trading days ending on and including the third trading day immediately prior to the date the Merger closes, ranging between approximately $34 per share and $51 per share. The transaction is expected to close in late 2014, subject to the conditions set forth in the Merger Agreement.
Aslin Group has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to conduct business in the ordinary course between the execution of the Merger Agreement and the completion of the Merger and covenants not to engage in certain kinds of transactions during that period; (ii) to seek certain consents and assignments; (iii) not to solicit proposals relating to alternative business combination transactions or, subject to certain exceptions, enter into discussions concerning or provide information in connection with alternative business combination transactions; and (iv) subject to certain exceptions, not to change, qualify, withhold, withdraw or modify in a manner adverse to First Business the recommendation of Aslin Group’s Board of Directors to Aslin Group’s stockholders, as described below. Aslin Group has also agreed to convene and hold a meeting of Aslin Group’s stockholders for the purpose of approving the Merger Agreement and the transactions contemplated thereby, including the Merger, and Aslin Group’s Board of Directors has resolved to recommend that the stockholders of Aslin Group vote in favor of adoption and approval of the Merger Agreement.
Consummation of the Merger is subject to various customary conditions, including, among others, (a) the adoption and approval of the Merger Agreement by the requisite vote of Aslin Group’s stockholders; (b) effectiveness of the registration statement for the First Business common stock to be issued in the Merger; (c) receipt of required regulatory approvals; (d) the continued effectiveness of the Non-Disclosure, Non-Solicitation and Non-Competition Agreement with Malcolm M. Aslin and the employment-related agreements with various employees of Alterra Bank, including Pam Berneking, each of which were signed as of the date of the Merger Agreement and effective upon consummation of the Merger; and (e) approval of the listing on NASDAQ of the First Business common stock to be issued in the Merger. The Merger Agreement contains certain termination rights, and provides that, in the event of termination of the Merger Agreement (i) by First Business if there is a Change of Recommendation (as defined in the Merger Agreement) or if Aslin Group shall have materially violated or breached its obligations not to solicit proposals relating to alternative business combination transactions, (ii) by Aslin Group in order to enter into a definitive agreement with respect to an unsolicited Superior Offer (as defined in the Merger Agreement), or (iii) by either party if the requisite vote of Aslin Group’s stockholders is not obtained at the Aslin Group stockholders’ meeting, then Aslin Group will pay a termination fee of $1.2 million to First Business within two business days after such termination. In addition, subject to certain exceptions and limitations, either party may terminate the Merger Agreement if the Mergers are not consummated by March 31, 2015. The consummation of the Mergers is not subject to a financing condition.
Concurrently with the execution of the Merger Agreement, and as a condition to First Business’ and Merger Sub’s willingness to enter into the Merger Agreement, First Business and certain Aslin Group stockholders (collectively, the “Aslin Stockholders”) entered into a Voting Agreement, dated as of May 22, 2014 (the “Voting Agreement”). Pursuant to the Voting Agreement, the Aslin Stockholders have agreed, subject to the terms thereof, to vote all shares of Company common stock beneficially owned or controlled by them in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger; provided, however, that in response to an unsolicited bona fide written Acquisition Proposal (as defined in the Merger Agreement) that did not result from Aslin Group’s breach of the Merger Agreement, each Aslin Stockholder that is an officer or director of Aslin Group may take such actions (in such capacities) as are required to fulfill the officers’ or directors’ fiduciary duties to Aslin Group and Aslin Group’s stockholders, subject to the restrictions and conditions set forth in the Merger Agreement.
The foregoing descriptions of the Merger Agreement and the Voting Agreement are qualified in their entirety by reference to the full text of such agreements, which are attached hereto as Exhibits 2.1 and 2.2, respectively, and are incorporated by reference herein.
The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Aslin Group. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Aslin Group, First Business or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in First Business’ public disclosures.

Item 8.01. Other Events.
On May 23, 2014, First Business and Aslin Group issued a joint press release announcing the entry into the Merger Agreement and announcing a conference call and webcast with investors and the financial community for the same date at 11:00 a.m. Eastern Time to discuss the transaction. The dial-in number for the call is 1-888-455-2263 (1-719-785-1753 if outside United States and Canada), conference ID code 9531529. Investors may also listen live via the Internet at: http://www.videonewswire.com/event.asp?id=99514 . An archived webcast of the conference call will be available on this site for one full year. First Business expects to make an investor presentation concerning the Mergers during this call.
Copies of the press release and the investor presentation are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Aslin Group, Inc., AGI Acquisition Corp. and First Business Financial Services, Inc., dated as of May 22, 2014

2.2	Voting Agreement by and among First Business Financial Services, Inc., and the persons and entities listed on Schedule I attached thereto, dated as of May 22, 2014

99.1	Press Release dated May 23, 2014

99.2	Investor Presentation dated May 23, 2014

Forward-Looking Statements
Statements about the expected timing, completion and effects of the proposed Mergers and all other statements in this report, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. First Business may not be able to complete the proposed Mergers on the terms described above or other acceptable terms or at all, or actual results may differ materially from forward-looking statements, because of a number of factors, including but not limited to: ability to obtain regulatory approvals and meet other closing conditions to the Mergers, including approval by Aslin Group’s stockholders, on the expected terms and schedule; delay in closing the Mergers; the possibility that the terms of the proposed Mergers may need to be modified to satisfy such approvals or conditions; difficulties and delays in integrating the respective businesses of First Business and Aslin Group or fully realizing cost savings and other benefits; business disruption following the Mergers; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of First Business products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; the inability to retain key lending team members; competitive conditions; economic conditions; the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms; and those factors referenced in Item 1A. Risk Factors in First Business’ 2013 annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”). First Business expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Additional Information
Communications in this current report on Form 8-K do not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy vote or approval. The proposed Mergers and issuance of First Business common stock in connection with the proposed Merger will be submitted to Aslin Group’s stockholders for their consideration and approval. First Business will file with the SEC a registration statement on Form S-4 that will include a proxy statement to be used by Aslin Group to solicit the required approval of their stockholders in connection with the proposed Merger and will constitute a prospectus of First Business. First Business may also file other documents with the SEC concerning the proposed Mergers. INVESTORS AND SECURITY HOLDERS OF ASLIN GROUP ARE URGED TO READ THE PROXY STATEMENT AND PROSPECTUS REGARDING THE PROPOSED MERGERS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGERS. Investors and security holders may obtain a free copy of the proxy statement and prospectus and other documents containing important information about First Business and Aslin Group, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by First Business will be available free of charge on First Business’ website at www.firstbusiness.com/investor-relations/.
Aslin Group and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Aslin Group in connection with the proposed transaction. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and prospectus and other relevant materials to be filed with the SEC when they become available.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2014	FIRST BUSINESS FINANCIAL SERVICES, INC.

By: /s/ James F. Ropella
James F. Ropella
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Aslin Group, Inc., AGI Acquisition Corp. and First Business Financial Services, Inc., dated as of May 22, 2014

2.2	Voting Agreement by and among First Business Financial Services, Inc., and the persons and entities listed on Schedule I attached thereto, dated as of May 22, 2014

99.1	Press Release dated May 23, 2014

99.2	Investor Presentation dated May 23, 2014

11505891.2